UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2004 (August 12, 2004)

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 26, 2004, Mr. Jin Yong (Jason) Kim resigned from the Board of Directors of Axesstel, Inc., a Nevada corporation (the “Company”). Mr. Kim did not serve on any committee of the Board of Directors, and did not resign due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On August 26, 2004, the Board of Directors appointed Mr. Harry L. Casari to fill the vacancy created by Mr. Kim’s resignation. There were no arrangements or understandings between Mr. Casari and any other person pursuant to which Mr. Casari was selected as a director. Mr. Casari is expected to be named to the Audit Committee (Chair), Compensation Committee and Nominating and Governance Committee. The Board of Directors has determined that Mr. Casari is an “audit committee financial expert”, as contemplated by Item 401(e) of Regulation S-B. The Board of Directors has also determined that Mr. Casari is an “independent” director under applicable SEC and American Stock Exchange rules. In consideration of his services, Mr. Casari will receive as compensation 45,000 restricted shares of the Company’s common stock, vesting one-third upon grant and one-third upon each of the first and second anniversaries of the commencement of service. The shares will be issued upon stockholder approval of a new equity incentive plan, which approval is expected to occur in September 2004.

The Company issued a press release on September 1, 2004, regarding these matters, which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of that exhibit are incorporated herein by reference.

Item 8.01. Other Events.

On August 12, 2004, the Board of Directors amended the Company’s bylaws to clarify the authority of the Board of Directors to determine board size within the previously stated range of one to fifteen directors.

On August 12, 2004, the Board of Directors of the Company, in accordance with the Company’s bylaws, increased the number of authorized directors from six to seven. At that time, the Board appointed Mr. Eric Schultz to fill the vacancy created by the new seat. There were no arrangements or understandings between Mr. Schultz and any other person pursuant to which Mr. Schultz was selected as a director. On the date of his appointment to the Board, Mr. Schultz was named to the Audit Committee, Compensation Committee (Chair) and Nominating and Governance Committee.

The Board of Directors has determined that Mr. Schultz is an “independent” director under applicable SEC and American Stock Exchange rules. In consideration of his services, Mr. Schultz will receive as compensation 45,000 restricted shares of the Company’s common stock, vesting one-third upon grant and one-third upon each of the first and second anniversaries of the commencement of service. The shares will be issued upon stockholder approval of a new equity incentive plan, which approval is expected to occur in September 2004.

The Company issued a press release on September 1, 2004, regarding these matters, which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of that exhibit are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.1	Amendment to Bylaws dated August 12, 2004

99.1	Press Release, dated September 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/S/ DAVID MORASH
David Morash
President, Chief Operating Officer and Interim
Chief Financial Officer

Date: September 1, 2004